Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption "Experts" and to the use in Amendment No. 4 to the Registration Statement on Form S-1 of our reports dated March 26, 2012 relating to the consolidated financial statements and financial statement schedules of Atlas Financial Holdings, Inc.
/s/ Johnson Lambert LLP

January 28, 2013